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                SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549


                             FORM 8-K

                          CURRENT REPORT


                  Pursuant to Section 13 of the
                 Securities Exchange Act of 1934


         Date of Earliest Event Reported: April 21, 1999


                   NEW ENGLAND ELECTRIC SYSTEM

        (exact name of registrant as specified in charter)



Massachusetts             1-3446             04-1663060
(state or other          (Commission        (I.R.S. Employer
jurisdiction of           File No.)         Identification No.)
incorporation)

       25 Research Drive, Westborough, Massachusetts 01582

            (Address of principal executive offices)

                         (508) 389-2000

      (Registrant's telephone number, including area code)
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Item 5.  Other Events
---------------------

   On April 22, 1999, shareholders of the National Grid Group plc (National Grid) approved the company's proposed acquisition of New England Electric System (NEES) at National Grid's Extraordinary General Meeting with more than 99% of votes in favor. The $3.2 billion merger was announced on December 14, 1998.

   NEES and National Grid were granted early termination of the Hart-Scott-Rodino waiting period on the proposed merger on April 9, 1999. The merger is subject to a number of additional regulatory approvals. On April 21, 1999, the New Hampshire Public Utilities Commission (NHPUC) issued an order finding that the NEES/National Grid merger filing did not satisfy the requirements for exemption from the NHPUC's formal review process. A procedural schedule for the NHPUC's review is expected to be established on May 4, 1999.

   On April 23, 1999, NEES announced earnings for the first quarter of 1999. The press release announcing earnings is filed herewith as Exhibit 99.


Item 7.  Financial Statements and Exhibits
------------------------------------------

   (c)    Exhibits

      99. Press Release of New England Electric System issued April 23, 1999.

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                            SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.


                              NEW ENGLAND ELECTRIC SYSTEM


                                 s/Michael E. Jesanis

                              By
                                 Michael E. Jesanis
                                 Senior Vice President and
                                 Chief Financial Officer

Date: April 26, 1999




The name "New England Electric System" means the trustee or trustees for the time being (as trustee or trustees but not personally) under an agreement and declaration of trust dated January 2, 1926, as amended, which is hereby referred to, and a copy of which as amended has been filed with the Secretary of The Commonwealth of Massachusetts. Any agreement, obligation or liability made, entered into or incurred by or on behalf of New England Electric System binds only its trust estate, and no shareholder, director, trustee, officer or agent thereof assumes or shall be held to any liability therefor.